Walker Financial Corporation
                         10% Convertible Promissory Note

Dated: February 10, 2005                          Principal Amount: $----------
Garden City, New York

            For Value Received, the undersigned, Walker Financial Corporation (together with its successors and assigns, "Walker"), a Delaware corporation, hereby promises to pay to __________, an individual residing in __________________ ("Lender"), the principal sum of _______________ ($ ), together with interest as set forth below.

1. Interest Rate. Until an event of Default shall have occurred, the principal amount evidenced by this Note shall bear interest at the rate of 10% per annum, computed on the basis of a 360-day year for the actual number of days elapsed (the "Applicable Interest Rate"). Upon the occurrence of an event of Default, the outstanding principal amount and any accrued but unpaid interest thereon shall bear interest until paid at the Applicable Interest Rate plus an additional 2% per annum (the "Default Interest Rate").

2. Payment Date; Payment Method; Prepayment.

      (a) Payment Dates. Payment of all accrued and unpaid interest due under this Note shall be payable at the maturity of the loan which will be January 21, 2006 (hereinafter the "Maturity Date"). Upon payment in full of the principal evidenced by this Note (and any accrued but unpaid interest thereon), Lender shall mark this Note "CANCELLED" and return this Note as so marked to Walker within five days after such payment in full is confirmed.

      (b) Payment Method. Payment of the principal evidenced by this Note (and any accrued but unpaid interest thereon) shall be made by check or wire transfer of immediately available funds to an account designated by Lender.

      (c) Voluntary Prepayment. Walker may pay, without penalty or premium, the principal amount evidenced by this Note (and any accrued but unpaid interest thereon), in whole or part, at any time up to the Maturity Date upon no less than five day's prior notice to Lender. Any partial prepayment shall first be applied against any accrued and unpaid interest due under this Note and then to the principal amount evidenced by this Note. In the event of a voluntary prepayment being less than the full amount outstanding under this Note (including any accrued but unpaid interest), upon surrender of this Note in connection with said partial prepayment, Walker shall deliver to Lender a new note substantially in the form of this Note and evidencing as principal any amount not so prepaid.

3. Default; Acceleration.

      (a) Any of the following shall constitute an event of Default under this
Note:

            (i) the failure by Walker to pay any amounts required to be paid under this Note on or before the date on which such payment was due;

            (ii) the breach or noncompliance by Walker of any of its representations, warranties or covenants contained in the Loan Agreement;

            (iii) Walker shall

                  (A) apply for or consent to the appointment of a receiver or trustee of Walker's assets;

                  (B) make a general assignment for the benefit of creditors;

                  (C) file a petition or other request no matter how denominated
            ("Petition") seeking relief under Title 11 of the United States Code or under any other federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute ("Bankruptcy Statute"); or

                  (D) file an answer admitting the material allegations of a
            Petition filed against it in any proceeding under any Bankruptcy Statute;

            (iv) there shall have entered against Walker an order for relief under any Bankruptcy Statute; or

            (v) a Petition seeking an order for relief under any Bankruptcy Statute is filed by any one other than Walker and without Walker's consent or agreement which is not dismissed or stayed within 60 days after the date of such filing, or such Petition is not dismissed upon the expiration of any stay thereof.

      (b) Upon the occurrence of an event of Default, the unpaid principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be immediately due and payable.

      (c) Until the occurrence of an event of Default, the principal amount evidenced by this Note shall bear interest at the Applicable Interest Rate and upon an event of Default, any unpaid principal amount and any accrued but unpaid interest thereon under this Note shall bear interest until paid at the Default Interest Rate.

 4. Conversion Right.

      (a) Conversion Option. Lender shall have the option (the "Conversion Option"), exercisable at any time and from time to time on or prior to the earlier of (i) the Maturity Date and the last date of the Prepayment Notice Period to convert all or any portion of the principal amount evidenced by this Note, and all (but not a portion of) accrued and unpaid interest on such principal to be converted, into such whole number of fully-paid and non-assessable shares (each, a "Conversion Share") of Common Stock as is equal to the quotient obtained by dividing (i) the amount of principal (and accrued and unpaid interest thereon) being so converted by (ii) the Conversion Price (as hereinafter defined shall be $0.71) (i.e., 35,211 Conversion Shares for each $25,000 of principal, and accrued and unpaid interest thereon, so converted)..

      (b) Method of Exercise. Lender shall exercise the Conversion Option by delivering to Walker, during regular business hours, this Note with the Conversion Notice attached as Appendix A to this Note duly completed and executed. Conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") upon which such delivery is properly made. As promptly as practicable following the Conversion Date, Walker shall issue and deliver to Lender (or to such other party as designated by Lender), at the place designated by Lender, a stock certificate to which Lender is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in paragraph 5(b). Lender (or the party in whose name the stock certificate(s) evidencing the Conversion Shares are to be issued) shall be deemed to have become the holder of record of the Conversion Shares immediately prior to the close of business on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event Lender shall be deemed to have become the holder of record of the Conversion Shares immediately prior to the close of business on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the principal and accrued and unpaid interest evidenced by this Note, Walker shall issue and deliver to Lender, at the sole expense of Walker, a new note, substantially in the form of this Note, evidencing the remaining principal outstanding and due Lender which new Note shall be dated as of the last date upon which accrued interest under this Note shall have been paid.


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

      (c) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of indebtedness evidenced by this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, Walker shall pay a cash adjustment in respect of such fractional share in an amount equal to the product resulting from multiplying (i) the Conversion Price as in effect on the relevant Conversion Date by (ii) such fractional share. A fractional share shall not be entitled to interest or dividends, and Lender shall not be entitled to any rights as stockholders of Walker with respect of such fractional interest.

      (d) Adjustment to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as provided in this Paragraph 4(d).

            (i) If Walker shall at any time, (A) pay a dividend on outstanding Common Stock in shares of Common Stock or effect a distribution to holders of outstanding Common Stock payable in shares of Common Stock, (B) subdivide outstanding Common Stock, (C) combine outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any securities of Walker in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which Walker is the continuing or surviving corporation), the Conversion Price in effect immediately prior to such an event shall be adjusted so that Lender, upon surrendered of this Note for conversion, in whole or part, shall be entitled to receive the number and kind of shares of Common Stock and other securities which Lender would have owned or have been entitled to receive after the happening of such event had the Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective (x) immediately after the record date, in the case of a dividend, or (y) immediately after the effective date in the case of a subdivision, combination or reclassification.

      (e) Liability for Taxes on Conversion Shares. Walker shall pay all documentary, stamp and other transactional taxes attributable to the issuance of Conversion Shares or other securities issuable upon conversion of any portion of the principal and accrued interest evidenced by this Note if issued in the name of Lender. In all other cases, such taxes shall be paid by Lender.

      (f) Reservation of Conversion Shares.. Walker shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance as Conversion Shares.

      (g) Status of Conversion Shares.. All Conversion Shares which may be issued in connection with the conversion provisions set forth in this Section 5 will, upon delivery by Walker, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership of such Conversion Shares, and free from all taxes, liens or charges with respect thereto and not subject to any preemptive rights.

5. Enforcement.. All disputes regarding the enforcement or construction of this Note shall be resolved in accordance with the Security Agreement and may not be resolved independently of the enforcement or construction of the Security Agreement which has been made a part hereof.

6. Assignment.. This Note is not assignable by Walker, and any purported assignment of this Note shall be null and void and of no effect.


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

7. Governing Law.. This Note and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and be performed wholly within such State, without regard to such State's conflicts of laws principles.

8. Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if (a) delivered by hand, against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, addressed, in the case of clauses (b) or (c) of this Section 8 as follows:

If to Walker, to:      Mitchell Segal, President
                       Walker Financial Corporation
                       990 Stewart Avenue - Suite 60A
                       Garden City, New York  11530



If to Lender, to:      The address of Lender as set forth in the
                       Subscription Agreement


or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 10, to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or
(c) three business days following mailing by registered or certified mail.

            IN WITNESS WHEREOF, this Note has been duly executed and delivered as of the date first above written.

                                          Walker Financial Corporation


                                          By:                 /S
                                               -------------------------------
                                                   Mitchell Segal, President

ATTEST:


By:                 /S
     -------------------------------
          Peter Walker, Secretary


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

                                                                      Appendix A

                                CONVERSION NOTICE

To Walker Financial Corporation:

      The undersigned registered owner of this Note hereby irrevocably exercises the option to convert the principal evidenced by this Note, or portion hereof below designated, and all accrued and unpaid interest on such principal for shares of Common Stock of Walker Financial Corporation or securities or other property or cash in accordance with the terms of this Note, and directs that the shares, other securities, other property or cash deliverable upon the conversion, together with any check in payment for fractional shares and a new note evidencing any remaining principal amount, be issued and delivered to the registered holder of this Note unless a different name has been indicated below. If the shares or other securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


                                  _______________________________________


Principal Amount of this Note to be Converted: $

Fill in for registration of shares or other securities if to be delivered, and of a new note if to be issued, otherwise than to the registered holder.


Name:

Social Security or Other Taxpayer Identification Number:

Address:

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